Exhibit 10.4(c)

MHS 2/00

(MOB Development

Expense Stop)

MEDICAL OFFICE BUILDING LEASE

THIS LEASE is made and entered into this 12 day of Nov., 2003 by and between Methodist Healthcare System of San Antonio, 3LTD., d/b/a Physician’s Plaza I or its assigns (“Landlord”), and, San Antonio Specialty Hospital, LTD, d/b/a Life Care Hospitals of San Antonio (“Tenant”).

Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant as hereinafter set forth, hereby leases to Tenant and Tenant hereby leases from Landlord Suite Nos. 620 consisting of 595 usable square feet of space (the “Premises”), on the sixth floor of the Physician’s Plaza I (“Building”) located at 8038 Wurzbach Road, San Antonio, Texas, 78229, for the term and upon the conditions and agreements hereinafter set forth (“Lease”). The Building is located upon (and more particularly described in Exhibit A-1 attached hereto and incorporated herein. This floor plan of the Premises is more particularly shown on Exhibit A-2 attached hereto and incorporated herein. This Lease shall constitute a binding agreement between the parties effective as of the date set forth above (“Effective Date”).

* Lease amended to a Forty-Six month term reference amendment attached.

ARTICLE I. TERM

The term of this Lease shall be for approximately fifty-eight months beginning on the “Commencement Date: (as defined hereinafter) and shall expire at 12:00 midnight of the last day of the month in which the fifty-eight month anniversary of the Commencement Date occurs. The term “Commencement Date” shall mean ten (10) days after Landlord notifies Tenant that Landlord has received a certificate of substantial completion from Landlord’s architect with respect to the Premises and a certificate of occupancy (or the local equivalent) for the Premises from the governmental authority with authority to issue such certificate in the jurisdiction in which the Premises are located. Landlord estimates that the Commencement Date will occur on or about January 1, 2004. “Lease Year” shall be defined as each twelve consecutive month period throughout the Term, beginning on the Commencement Date and each anniversary thereof on the Commencement Date and each anniversary thereof.

ARTICLE II. RENT

During the Term, Tenant shall pay to Landlord “Annual Base Rent” as determined pursuant to Schedule A or Schedule B below, whichever is applicable, multiplied by the number of rentable square feet of the Premises (such sum is hereafter referred to as “Base Rent”), together with “Tenant’s Proportionate Share” of “Excess Operating Costs” and “Additional Rent” (as those terms are hereinafter defined). Base Rent shall be payable in monthly installments in advance without notice, demand, setoff or deduction and all such installments shall be paid to Landlord in U.S. Dollars in cash or by check or wire transfer to an account designated by Landlord or its managing agent. No other form of payment will be accepted. The first installment for Base Rent shall be due on the Commencement Date and, thereafter, such monthly installments shall be due on the first day of each calendar month. If the Premises are occupied for a fraction of a month at the beginning or the end of the Term, Tenant shall pay a proportionate part of the applicable monthly installment.

Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed on Base Rent or Additional Rent payments by any city, county, state or other governmental body having authority. Such payments shall be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid to Landlord concurrently with the payment of the Base Rent or Additional Rent upon which such tax is based.

Schedule B shall apply to this Lease.

SCHEDULE A							SCHEDULE B
Lease Year	Annual Base Rent Rate		Annual Base Rent		Monthly Rent Installment		Annual Base Rent Rate	Annual Base Rent (1)	Monthly Rent Installment (1) (First Year Only)
_______	$	_______	$	_______	$	_______	$16.68 u.s.f	$9,924.60	$827.05

1)	The Base Rent set forth in Schedule B is subject to increases as a result of increases in the cost of living during the term. On each anniversary of the Commencement Date (each an “Adjustment Date”), Base Rent shall be adjusted to reflect the increase, if any, in the cost of living over the preceding anniversary year. Base Rent due as a result of an increase in the cost of living shall be calculated in accordance with the terms set forth below. The basis for computing the cost of living shall be the unadjusted Consumer Price Index for all Urban Consumers. All items (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (the “Index”). The index for the month immediately preceding the Commencement Date shall be the “Base Index Number”. The index for the month immediately preceding the Adjustment Date shall be the “Current Index Number”. The Base Rent for the anniversary year commencing on such Adjustment Date shall be the product obtained from multiplying the Initial Base Rent (annualized) by the fraction whose numerator is equal to the Current Index Number and whose denominator is equal to the Base Index Number, provided that in no event will Base Rent for such anniversary year be less than the greater of the amount set forth in Schedule B or Base rent for the anniversary year immediately preceding the Adjustment Date. If the Index is not in existence at the time the determination is to be made, the parties shall use such equivalent price index as is published by a successor government agency in lieu of the Index, or, if no such price index is published, then the parties shall use a mutually acceptable equivalent price index as is published by a non-governmental agency.

ARTICLE III. ADDITIONAL KENT

In addition to the Base Rent as set forth in Article II herein, Tenant shall pay Landlord “Additional Rent”, which term shall be defined to include the following:

(1) any sum owed for separately metered utilities, including, without limitation, electricity, or as a “Surcharge” (as defined in Article V);

(2) any other sums owed by Tenant pursuant to the terms of this Lease or otherwise arising in connection with Tenant’s occupancy of the Premise; and

(3) any sum owed for costs incurred by Landlord which are in excess of the sum of any tenant improvement allowance upon which Landlord and Tenant have agreed;

Medical Office Building Lease

MHS 2/00

(MOB Development

Expense Stop)

For purposes or this Lease, Base Rent and Additional Rent shall hereinafter be collectively referred to as “Rent”

1	Operating Costs Defined. Intentionally Omitted

2	Excess Operating Costs Defined. Intentionally Omitted

3	Proportionate Share. Intentionally Omitted

4	Payment of Excess Operating Costs. Intentionally Omitted

5	Security Deposit. Intentionally Omitted

ARTICLE IV. USE OF PREMISES

The Premises shall continuously and at all times during the Term be used and occupied by Tenant only as medical offices for licensed physicians (“Physicians”) to engage in the private practice of medicine and other related activity incidental thereto, and for no other purpose. Ancillary medical care services, including but not limited to clinical/pathological laboratory services and imaging services, provided to patients of physicians occupying the premises shall be permitted if: (a) such patients were not referred to such Physicians for the purpose of obtaining such services or procedures; (b) such services are incidental to and a necessary part of the examination or diagnosis rendered to Tenant’s patients (i.e, no provision of services to third parties), so long as such clinical/pathological laboratory and radiological services are merely ancillary and incidental to such Tenant’s primary medical practice and neither constitute Tenant’s primary medical practice or specialty, or constitute the predominant services rendered by Tenant to Tenant’s patients; and (c) prior to providing such services, Tenant shall have submitted to Landlord a detailed description of the laboratory or x-ray services Tenant desires to provide or perform and Landlord shall have consented in writing to the provision or performance of such services, which consent may be denied in Landlord’s sole and absolute discretion (the provision of such services and procedures shall be strictly limited to those services and procedures to which Landlord has expressly consented in writing and the terms of this paragraph shall be strictly construed to prohibit any expansion or addition to such services or procedures without Landlord’s written consent). Tenant shall not dispense any drugs or medicines to persons other than Tenant’s own patients. Prior to the installation of any diagnostic, laboratory or radiology equipment for services permitted hereunder, Tenant shall provide Landlord with a list of such equipment; a list of any hazardous substances, wastes or materials, as hereinafter defined, which will be used or generated in connection with the use of such diagnostic, laboratory or radiology equipment; and Tenant’s proposed procedures for the use, storage and disposal of any hazardous substances, wastes or materials, including but not limited to the procedure for silver recover for any radiology equipment.

All Physicians who conduct a medical practice and related activities upon the Premises (a “Practice”) must be and remain active members and associates in good standing on the active medical staff of Southwest Texas Methodist Hospital (the “Hospital”) Nothing in this Article IV or elsewhere in this Lease requires or shall require any Physician or any person associated with a Physician to refer any patient to or order or purchase any item of service from Hospital. Landlord or any of their affiliates.

Each Practice conducted upon the Premises shall at all times be conducted under the supervision and authority of a Physician and, except with Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion, no such Physician shall (1) allow any other person or entity to purchase, manage or operate its Practice or (2) conduct the Practice while serving as an agent or employee of any other person or entity.

Tenant shall act in accordance with and not violate any restrictions or covenants of record affecting the Premises or the Building. Tenant shall not use or occupy the Premises in violation of law or of the Certificate of Use of Occupancy issued for the Building of which the Premises are a part, and shall immediately discontinue any use of the Premises which is declared by either any governmental authority having jurisdiction or the Landlord to be a violation of any law, code, regulation or a violation of said Certificate of Use or Occupancy Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof.

Tenant shall not do nor permit to be done anything which will invalidate or increase the cost of any casualty and extended coverage insurance policy covering the Building and/or property located therein, and shall comply with all rules, orders, regulations and requirements of the appropriate Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this paragraph. Tenant shall not do nor permit anything to be done in, on or about the Premises which would in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or use or allow the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant maintain or permit any nuisance or commit or suffer to be committed any waste in, on or about the Premises.

Tenant shall not cause or permit the release or disposal of any hazardous substances, wastes or materials, or any medical, special or infectious wastes, on or about the premise or the Building of which they are a part and Tenant shall be solely responsible for and shall promptly pay the cost of removing all such hazardous substances, wastes and materials and any such medical, special and infectious waste from the Premises, which removal shall be in accordance with all applicable governmental requirements Hazardous substances, wastes or materials shall include those which are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC Section 9601 et seq; the Resource Conservation and Recovery Act, as amended, 42 USC Section 6901 et. seq; the Toxic Substances Control Act, as amended 15 USC Section 2601 et seq; and medical, special or infectious wastes shall include those which are defined pursuant to the medical waste regulations which have been promulgated by the Federal Government or the state in which the Premises are located, and as further set forth in any state or local laws and ordinances, and their corresponding regulations Tenant shall comply with all rules and policies set by Landlord, and with all federal, state and local laws, regulations and ordinances which govern the use, storage handling and disposal of hazardous substances, wastes or materials and medical, special or infectious wastes Tenant shall indemnify, defend and hold Landlord harmless from and against any claims or liability arising out of or connected with Tenant’s failure to comply with the terms of this Article IV, which terms shall survive the expiration or earlier termination of this Lease.

Landlord, may at its option, terminate this Lease in the event Tenant engages in a prohibited use or otherwise violates the terms of this Article IV and fails to cure such violation within thirty (30) days following Tenant’s receipt of written notice thereof from Landlord.

ARTICLE V. BUILDING SERVICES AND MAINTENANCE

All utilities for the Premises which are not separately metered as well as all utilities for the common areas of the Building will be paid for by Landlord (subject to reimbursement as an Operating Cost). Heat and air-conditioning required to be furnished by Landlord will be furnished for Tenant’s comfortable use and occupancy of the Premises during reasonable business hours. The term “reasonable business hours” shall mean the hours of 7:00 a.m. to 7:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m. on Saturday, excluding legal holidays. If Tenant requires or utilizes more water or electric power than is considered reasonable or normal by Landlord, Landlord may reasonably determine and require Tenant to pay as Additional Rent, the cost incurred as a result of such additional usage (“Surcharge”). Tenant agrees to pay all separately metered utilities required and used by Tenant in the Premises Landlord reserves the privilege of stopping any or all utility services in case of accident or breakdown, or for the purpose of making alterations, repairs or improvements, and shall not be liable for the failure to furnish or delay in furnishing any or all of such services when same is caused by or is the result of strikes, labor disputes, labor, fuel or material scarcity, or governmental or other lawful regulations or requirements, or the failure of any corporation, firm or person with whom the Landlord may contract for any such service, or for any service incident thereto, to furnish same, or is due to any cause other than the gross negligence of the Landlord; and the failure to furnish any of such service in such event shall not be deemed or construed as an eviction or relieve Tenant from the performance of any of the obligations imposed upon Tenant by this Lease. Landlord shall not be responsible to the Tenant for loss of property in or from the Premises, or for any damage done to furniture, furnishings or effects therein, however occurring, except where such damages occur through the gross negligence of Landlord, nor shall Landlord be responsible should any equipment or machinery break down or for any cause

MHS 2/00

(MOB Development

Expense Stop)

cease to function properly on account of any such interruption of service Tenant shall be solely responsible for and shall promptly pay all charges for telephone and other communication services.

Landlord will provide general janitorial services in and about the common areas of this Building as necessary or desirable in Landlord’s reasonable judgment. Landlord shall also be responsible for providing daily general janitorial and cleaning services for the Premises. Tenant, at Tenant’s sole cost and expense, shall be responsible for medical, special and infectious waste removal for the Premises in accordance with all applicable laws, regulations and orders, and shall not permit undue accumulations of garbage, trash, rubbish or other refuse within the Premises and shall keep all refuse in proper consumers until disposal of such refuse. Tenant shall not permit the mixing or disposal of any hazardous substances, wastes or materials or any medical, special or infectious waste (as such terms are defined in Article IV) with the general office refuse and Landlord shall have no duty or obligation to remove any hazardous substances, wastes or materials or any medical, special or infectious waste from the Premises.

Landlord shall maintain in good repair the Building and the Premises in good repair and condition and shall make all repairs and replacement and perform all maintenance necessary to keep the Building and Premises in such condition, including all mechanical, plumbing and electrical systems.

Tenant shall promptly repair, in good and workmanlike manner, any damage to the Premises or other part of the Building caused by any breach of this agreement to maintain the Premises or by any willful or negligent act or omission of Tenant, or of any employee, agent or invitee of Tenant. If Tenant fails to do so, Landlord shall have the right to repair any such damage and Tenant shall pay Landlord for the cost of all such repairs, plus interest at the Interest Rate (as defined in paragraph viii of Article XXI).

ARTICLE VI. ALTERATIONS

Tenant may not make any changes, additions, alterations, improvements or additions to the Premises or attach or affix any articles thereto without Landlord’s prior written consent. All alterations, additions, or improvements which may be made upon the Premises by Landlord or Tenant (except unattached trade fixtures and office furniture and equipment owned by Tenant) shall not be removed by Tenant, but shall become and remain the property of Landlord. All alterations, improvements, and additions to the Premises (as permitted by Landlord) shall be done only by Landlord or contractors or mechanics approved by Landlord, and shall be at Tenant’s sole expense and at such times and in such manner as Landlord may approve. If Tenant shall make any alterations, improvements or additions to the Premises, Landlord may require Tenant, at the expiration of this Lease, to restore the Premises to substantially the same condition as existed at the commencement of the Term. Any mechanics or materialmen’s lien for which Landlord has received a notice of intent to file or which has been filed against the Premises or the Building arising out of work done for, or materials furnished to or on behalf of Tenant, its contractors or subcontractors shall be discharged, bonded over, or otherwise satisfied by Tenant within ten (10) days following the earlier of the date Landlord receives (1) notice of intent to file a lien or (2) notice that the lien has been filed. If Tenant fails to discharge, bond over, or otherwise satisfy any such lien, Landlord may do so at Tenant’s expense, and the amount expended by Landlord, including reasonable attorneys’ fees, shall be paid by Tenant within ten (10) days following Tenant’s receipt of a bill from Landlord.

ARTICLE VII. DAMAGE TO PROPERTY - INJURY TO PERSONS; INSURANCE

Tenant shall and hereby does indemnify and hold Landlord harmless from and against any and all claims arising form: 1) Tenant’s use of the Premises or the conduct of Tenant’s business or profession; 2) any activity, work or thing done, permitted or suffered by the Tenant in or about the Premises, the Building or the common areas; 3) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease; or 4) any negligent acts or omissions of Tenant, or of Tenant’s agents, employees, contractors or invitees. Tenant shall and hereby does further indemnify, defend and hold Landlord harmless from and against all costs, attorney’s fees expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any such claim. Tenant upon notice from Landlord, shall defend same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause other than Landlord’s gross negligence, and Tenant hereby waives all claims in respect thereof against Landlord.

Tenant shall, throughout the Term at its sole cost and expense, provide and keep in force, with responsible insurance companies reasonably acceptable to Landlord, Insurance in respect to this Lease and the Premises in the following amounts for any one accident or occurrence: (a) comprehensive general public liability insurance with limits for property damage claims of not less than $100,000 and limits for personal injury or death not less than $100,000 per person and $1,000,000 per occurrence; and (b) casualty insurance insuring Tenant against loss or damage to its equipment and other personal property in the Premises by fire and all other casualties usually covered under an “all risk” policy of casualty insurance. The policies described herein shall name both Tenant and Landlord as insureds. Tenant shall furnish the Landlord with proof of all such insurance at least annually and upon demand of the Landlord.

Neither Landlord nor its agents shall be liable for any damage so property entrusted to employees of the Building, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other place or resulting from dampness or any other cause whatsoever, unless caused by or due to the gross negligence of Landlord, its agents, servants or employees. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment Tenant hereby acknowledges that Landlord shall not be liable for any interruption to Tenant’s business for any cause whatsoever, and that Tenant shall obtain Business Interruption Insurance coverage should Tenant desire to provide coverage for such risk.

ARTICLE VIII. DAMAGE OR DESTRUCTION

If the Premises are damaged by fire or other casualty (collectively “Casualty”), the damage shall be repaired by and at the expense of Landlord, provided such repairs can, in Landlord’s opinion, be made within sixty (60) days after the occurrence of such Casualty without the payment of overtime or other premiums. If such repairs cannot, in Landlord’s opinion, be made within sixty (60) days, Landlord may, at its option, make them within a reasonable time, and in such event this Lease shall continue in effect. Landlord’s election to make such repairs must be evidenced by written notice to Tenant within thirty (30) days after the occurrence of the damage. If Landlord does not elect to make such repairs which cannot be made within sixty (60) days, then either party may, by written notice to the other, cancel this Lease as of the date or the Casually. A total destruction of the Building in which the Premises are located shall automatically terminate this Lease. In the event Landlord makes such repairs, then until such repairs are completed, the Rent shall be abuted in proportion to the part of the Premises which is unusable by Tenant in the conduct of Tenant’s practice of medicine. However, there shall be no abutement of Rent if the Casualty is due to the negligent acts or omissions of Tenant or Tenant’s employees or contractors.

MHS 2/00

(MOB Development

Expense Stop)

ARTICLE IX. EMINENT DOMAIN

If the Building, the Premises or a material part of either shall be taken by any authorized entity by eminent domain or by negotiated purchase under threat thereof, so that the Premises shall become totally untenantable, this Lease shall terminate as of the earlier of the date when title or possession thereof is acquired or taken by the condemning authority and all rights of Tenant in this Lease shall immediately cease and terminate. If a part of the Building or a portion of the Premises shall be taken such that the Premises becomes only partially untenantable. Base Rent shall be proportionately abated. All compensation awarded for any taking (or the proceeds of negotiated sale under threat thereof) whether for the whole or a part of the Building or the Premises, shall be the property of Landlord, whether such proceeds or award is compensation for loss or damage to Landlord’s or Tenant’s property or their respective interests in the Premises, the Tenant hereby assigns all of its interest in any such award to Landlord. However, nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award expressly made to tenant for: 1.) the taking of personal property and fixtures belonging to Tenant; 2.) the interruption of or damage to Tenant’s business or profession; 3.) the cost of relocation expenses incurred by Tenant; and 4.) Tenant’s unamortized cost of leasehold improvements; provided that the making of any such award to Tenant shall not reduce or diminish Landlord’s award relating to such condemnation. Landlord may without any obligation or liability to Tenant stipulate with any condemning authority for a judgment of condemnation without the necessity of a formal suit or judgment of condemnation, and the date of taking under this clause shall then be deemed the date agreed to under the terms of said agreement or stipulation.

ARTICLE X. ASSIGNMENT AND SUBLETTING

Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, assign or transfer this Lease, in whole or in part, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by any persons, corporation, partnership, or other entity except Tenant or Tenant’s employees, without the prior written consent of Landlord in each instance. A transfer of stock control in Tenant, if Tenant is a corporation, or the transfer of a greater than forty-nine (49%) beneficial ownership interest in Tenant, if Tenant is a partnership or other entity, shall be deemed an act of assignment hereunder. In addition, any such subletting or assignment transaction shall be in all respects in compliance with the applicable provisions of the Medicare Anti Kick-Back Law, 42 USC 1320a-7(b)(1) and (2) and the Stark Self-Referral Prohibition Act, 42 USC 1395nn et seq, as the same may be modified, supplemented or replaced from time to time, and all regulations promulgated thereunder from time to time. Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Article X shall be void. The consent by Landlord to any assignment or subletting shall not be construed as relieving Tenant from obtaining the express prior written consent of Landlord to any further assignment or subletting or as releasing Tenant from any liability or obligation hereunder, whether or not then accrued. Should Landlord permit any assignment or subletting by Tenant and should the monies received as a result of such assignment or subletting (when compared to the monies still payable by Tenant to Landlord) be greater than would have been received hereunder had not Landlord permitted such assignment or subletting, then the excess shall be payable by Tenant to Landlord, it being the parties’ intention that Landlord, and not Tenant, shall be the party to receive any profit from any assignment or subletting. In the event of any assignment or subletting approved by Landlord, the assignee or sublessee shall assume all of Tenant’s obligations under this Lease and shall be bound to comply with all the terms and provisions of this Lease and Tenant and such assignee or sublessee shall be jointly and severally liable for the performance of Tenant’s covenants under this Lease.

ARTICLE XI. DESIGN AND CONSTRUCTION OF INTERIOR IMPROVEMENTS

Landlord agrees to construct improvements to the Premises in substantial conformance with the plans and specifications to be prepared by Landlord and approved by Tenant (in regard to the Interior Improvements listed on Addendum “A” only and not in regard to the Building) Tenant understands dimensions to be shown in the plans and specifications, and in any leasing brochure, are approximate and may change due to field conditions. Tenant understands any existing model may contain items or special features which art not included in the Premises, such as furnishings and decorations, accessories, drapes, blinds or other window treatments, upgraded carpeting and flooring, wallpaper, paneling and other special wall treatments, upgraded fixtures and special lighting effects, mirrors, intercoms and extra or upgraded appliances. Tenant understands that Landlord’s obligations hereunto only include those Interior Improvements listed on Addendum “A” of this Lease (not to exceed the Interior Improvements Allowance, as more particularly described in Addendum “A”), which addendum “A” shall be executed by Landlord and Tenant simultaneously with this Lease. Tenant acknowledges and agrees that Landlord reserves the right, without Tenant’s consent and without liability to Tenant, to make any modifications, changes or omissions to the aforesaid plans and specifications, as long as same does not substantially and adversely affect Tenant. Tenant further acknowledges and agrees that Landlord reserves the right, without Tenant’s consent and without liability to Tenant, to make any modification, changes or omissions to the aforesaid plans and specifications, If same are required by any governmental or quasi-governmental authority or utility Tenant also acknowledges and agrees that Landlord may, regarding the Premises, substitute materials, equipment, cabinets, fixtures, appliances, and/or floor coverings with items of similar or greater quality, utility, value, and/or color without Tenant’s consent and without liability to Tenant. Tenant understands the location of telephone, electric and other utility outlets are subject to change. Tenant understands materials such as brick, wood, woodgrain, carpeting, paint, cabinets, cultured marble, tile, mica, and the like, are subject to shading and gradation and may vary from samples, models or color charts, and from piece to piece, and Landlord will not be liable for such variation. Tenant acknowledges and agrees that Landlord will have complete discretion in “finishing details”. By taking possession of she Premises, Tenant shall be deemed to have acknowledged that the Interior Improvements substantially conform to the plans and specifications for such Interior Improvements and that the Premises are in good condition and repair and are suitable for Tenant’s use thereof, except for matters disclosed to Landlord in writing within thirty (30) days after Tenant shall take possession.

1. Change Orders and Extras. All Tenant-initiated change orders or extras not included in the approved plans and specifications (referenced above) which Tenant desires must be agreed to by Landlord in writing. Tenant will pay one hundred percent (100%) of the cost of all Tenant-initialed change orders or extras as such time as Tenant is instructed by Landlord to pay same. If Landlord omits any changes or extras, Landlord’s only liability to Tenant will be to refund to Tenant the amount Tenant paid to Landlord for each item omitted Except for such omissions. Tenant’s payment for any change orders or extras are not refundable.

2. Completion. Landlord anticipates the Premises will be completed by the estimated Commencement Date set forth in Article I, but Tenant understands Landlord cannot guarantee completion by that date. Tenant acknowledges and agrees that completion of the Premises may be delayed by (i) changes ordered in the work; (ii) any combination action of workmen (either those employed on the project or in any industry essential to the conduct of the work) such as strikes, embargoes, or lockouts or by (iii) fire; (iv) unavoidable casualties; (v) acts of government; (vi) acts of God; (vii) shortage of materials, energy, fuel, equipment, facilities or labor, or (viii) by other causes that are beyond Landlord’s control and Tenant agrees that completion of the Premises and the Commencement Date will be Commencement Date and Landlord will not have to make, provide or compensate Tenant for any accommodations or costs as a result of any delays, and any delays will not permit Tenant to cancel or amend this Lease, or diminish any of Tenant’s obligations under this Lease Tenant acknowledges and agrees that the granting of any limited right of possession or access by Landlord to Tenant prior to the Commencement Date shall not constitute a waiver by Landlord of any of landlord’s rights or Tenant’s obligations under this Lease.

3. Interference with Construction. Prior to the Commencement Date, Tenant shall not put any property in the Premises or enter into or upon the Premises or interfere with the progress of construction or with workmen, and Tenant shall not permit such entry or interference by others. Landlord will not be liable for any injury resulting from Tenant’s breach of this paragraph.

4. Conditions. If a casualty occurs to the Premises and/or the Building prior to the Commencement Date, Landlord may at Landlord’s option either cancel this Lease, in which event this lease shall become void and of no effect, or rebuild as soon as possible, in which event this Lease shall remain in full force and effect. However, under no circumstances shall Tenant have any interest in any insurance proceeds attributable to said casualty. If Landlord cannot obtain all utilities, permits and authorizations necessary to construct the Building and/or the Interior Improvements in accordance with the plans and specifications therefor or complete construction of the Building within a reasonable time, Landlord may terminate this Lease by delivering written notice thereof to Tenant, in which event Landlord shall return the security Deposit, if any, to Tenant and Landlord and Tenant shall have no further obligations or liabilities under this Lease.

MHS 2/00

(MOB Development

Expense Stop)

ARTICLE XII. DEFAULTS

The occurrence of any of the following shall constitute a material default and breach of the Lease:

1. The vacating or abandonment of the Premises by Tenant.

2. A failure by Tenant to pay the Rent or to make any other payment required to be made by Tenant hereunder within ten (10) days after same is due and payable.

3. A failure to maintain the Insurance required pursuant to Article VII of this Lease.

4. A violation of the terms of Article X of this Lease.

5. A failure to provide any declaration, document or instrument required pursuant to Article XVIII of this Lease within the time period set forth in such Article.

6. A failure by Tenant to observe and perform any other obligation under this Lease to be observed or performed by Tenant, other than the payment of Rent, within thirty (30) days after written notice by Landlord to Tenant specifying wherein Tenant has failed to perform such obligation.

7. The making by Tenant or any guarantor of this Lease of any general assignment for the benefit of creditors; the filing by or against Tenant or such guarantor of a petition to have Tenant or such guarantor adjudged as a bankrupt or the filing of a petition for reorganization or arrangements under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such guarantor, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest. In this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation. Provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

ARTICLE XIII. REMEDIES

In the event Tenant commits an act of default as set forth in Article XII, Landlord may exercise one or more of the following described remedies in addition to all other rights and remedies available at law or in equity, whether or not stated in this Lease.

1. Landlord may continue this Lease in full force and effect and shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may re-enter the Premises with or without legal process and relet them, or any part of them, to third parties for Tenant’s account, and Tenant hereby expressly waives any and all claims for damages by reason of such re-entry, as well as any and all claims for damages by reason of any distress warrants or proceedings by way of sequestration which Landlord may employ to recover said rents. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, attorneys’ fees and costs and like costs Reletting can be for a period shorter or longer than the remaining Term of this Lease, and in no even shall Landlord be under any obligation to relet the Premises. On the dates such rent is due, Tenant shall pay to Landlord a sum equal to the Rent due under this Lease, less the rent Landlord receives from any reletting. No act by landlord allowed by this paragraph shall terminate the Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate the Lease.

2. Landlord may Terminate the Lease at any time. Upon termination, Landlord shall have the right to collect an amount equal to: all expenses incurred by Landlord in recovering possession of the Premises, including reasonable attorneys’ fees and costs; all reasonable costs and charges for the care of the Premises while vacant; all renovation costs incurred in connection with the preparation of the Premises for a new tenant; all past due Rent which is unpaid, plus interest thereon at the Interest Rate (as defined in paragraph (VIII) of Article XXI); and an amount by which the entire Rent for the remainder of the Term exceeds the loss of Rent that Tenant proves could have been reasonably avoided.

Should any of these remedies, or any portion thereof, not be permitted by the laws of the state in which the Building is situated, then such remedy or portion thereof shall be considered deleted and unenforceable, and the remaining remedies or portions thereof shall be and remain in full force and effect. Landlord may avail itself of these as well as any other remedies or damages allowed by law. All rights, options and remedies of Landlord provided herein or elsewhere by law or in equity shall be deemed cumulative and not exclusive of one another.

ARTICLE XIV. RULES AND REGULATIONS

Tenant shall observe faithfully and comply strictly with the Rules and Regulations set forth on Addendum “C” attached to this Lease and made a part hereof, and such other rules and regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Building or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Building. By the signing of this Lease, Tenant acknowledges that Tenant has read and has agreed to comply with such Rules and Regulations.

ARTICLE XV. RIGHT OF ACCESS

Upon reasonable notice to tenant. Landlord and its agents shall have free access to the Premises during all reasonable hours for the purposes of inspection, to make reasonable repairs as required hereunder (provided, however, Landlord shall have no obligation as a result of such examination to make any repairs other than expressly set forth herein), and to exhibit the same to prospective purchasers or tenants Landlord and its agents shall have access to the Premises at any time without prior notice in the event of an emergency

ARTICLE XVI. END OF TERM

1. Surrender of Premises: At the termination or expiration of the Term of this Lease, Tenant shall surrender the Premises to Landlord in as good a condition and repair as at the Commencement Date, reasonable wear and tear excepted, and will leave the Premises broom-clean. If not then in default, Tenant shall have the right prior to said termination to remove any equipment, furniture, trade fixtures or other personal property placed in Premises by Tenant provided that Tenant promptly repairs any damage to the Premises caused by such removal.

2. Holdover: (a) In the event that Tenant holds over and remains in possession of the Premises after the expiration of Term, this Lease shall be extended automatically for an additional term of one year (each such one year term, a (“Holdover Term”) on the same

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terms and conditions as contained in this Lease, except as provided otherwise in this Article XVI. 2, Annual Base Rent for each Holdover Term (the “New Base Rent”), shall be (i) the amount of Base Rent payable at the end of the immediately preceding Term which shall be subject to adjustment in accordance with same formula and at the same intervals as provided for such preceding Term, or (ii) if Landlord determines, in its reasonable judgment, that such amount is not consistent with fair market value, the amount equal to the fair market rental value of the Premises, on an annual basis. Such fair market rental value shall be determined by Landlord based on a survey of rental rates being charged in the market area which encompasses the Building for space comparable to the Premises (taking into account the quality, age, floor level quality of tenant improvements provided and other (relevant factors) and assuming lease terms which allocate responsibility for taxes, insurance and other costs of operating, maintaining and repairing the Building and the Premises in the same manner as this Lease. Subject to Tenant’s right to terminate this Lease during a Holdover Term provided in Article XVI. 2(c), Landlord’s determination of such New Base Rent shall be incontestably binding by Tenant.

(b) Landlord shall notify Tenant in writing of the New Base Rent for the Premises as promptly as reasonably possible after the commencement of a Holdover Term. Until such notice is received, Tenant shall continue to pay Base Rent at the rate in effect immediately prior to the expiration of the preceding Term of this Lease Beginning on the first day of the next month after Tenant receives Landlord’s notice and thereafter for the remainder of the Holdover Term, Tenant shall pay New Base Rent in equal monthly installments and such first payment shall also include an additional sum representing a retroactive adjustment with respect to any month or months of such Holdover Term for which Base Rent has been paid in the amount in effect for the preceding Term, so that Landlord shall have received rent for such months at the rate of the New Base Rent.

(c) Notwithstanding anything to contrary set in Article XVI. 2(a), either Landlord or Tenant may terminate this Lease at any time during a Holdover Term by giving the other party not less than 30 days advance written notice, and or before the effective date of such termination Tenant shall have vacated and surrendered the Premises and both parties shall be released of all liabilities rising or accruing under this Lease following the effective date of such termination and surrender of the Premises to Landlord in the manner provided in Article XVI. 1; provided that if this Lease is terminated during a Holdover Term, Landlord and Tenant shall not enter into a new lease for the Premises prior to one year after commencement of such Holdover Term.

ARTICLE XVII. TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer or transfers of Landlord’s interest in the Premises or in the real property of which the Premises are a part, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

ARTICLE XVIII. ESTOPPEL CERTIFICATE, ATTORNMENT, AND NON-DISTURBANCE

Within ten (10) days following receipt of Landlord’s written request, Tenant shall deliver, executed in recordable form, a declaration to any person designated by Landlord: (a) ratifying this Lease; (b) stating the commencement and termination dates of the Lease; and (c) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (ii) that all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any); (iii) that no defenses, credits or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed); (iv) the sum of advance Rent, if any, paid by Tenant; (v) the date to which Rent has been paid; (vi) the amount of security deposited with Landlord; and (vii) such other information as Landlord reasonably requires Persons receiving such statements of Tenant shall be entitled to rely upon them.

In the event of the sale or assignment of Landlord’s interest in the Premises or the Building or if the holder of any existing or future mortgage, deed to secure debt, deed of trust, or the lessor under any existing or future underlying lease pursuant to which Landlord is the lessee, shall hereafter succeed to the rights of Landlord under the Lease, then at the option of such successor, Tenant shall attorn to and recognize such successor as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. If any such successor requests such attornment, this Lease shall continue in full force and effect as a direct lease between such successor, as Landlord and Tenant subject to all of the terms, covenants and conditions of this Lease, regardless of whether Tenant executes and delivers the instrument requested by such successor landlord.

This Lease shall be subject to and subordinate and inferior at all times to the lien of any mortgage, to the lien of any deed of trust or other method of financing or refinancing now or hereafter existing against all or a part of the real property upon which the Building is located, and to any existing or future lease by which Landlord leases the Building and/or the ground upon which the Building is located (in which latter instance this Lease is a sublease), and to all renewals, modifications, replacements, consolidations and extensions of any of the foregoing. Tenant shall execute and deliver all documents requested by any mortgage, security holder or lessor to effect such subordination. If Tenant fails to execute and deliver any such document requested by a mortgagee, security holder or lessor to effect such subordination, Landlord is hereby authorized to execute such documents and take such other reasonable steps as are necessary to effect such subordination on behalf of Tenant as Tenant’s duly authorized irrevocable agent and attorney-in-fact, it being agreed that such power is one coupled with an interest. Tenant’s failure to execute and deliver such documents or instruments provided for in this Article XVIII within fourteen (14) days after the receipt by Tenant of a written request shall constitute a default under this Lease.

ARTICLE XIX. NOTICES

Any notice required or permitted to be given hereunder shall be in writing and may be given by: (1) hand delivery and shall be deemed given on the date of delivery; (2) registered or certified mail and shall be deemed given the third day following the date of mailing; or (3) overnight delivery and shall be deemed given the following day.

All notices to Tenant shall be addressed to Tenant at the Building of which the Premises are a part and to Landlord as follows:

With a copy to:	Attention: Administration Methodist Healthcare System of San Antonio, LTD 8109 Fredericksburg Rd. San Antonio, TX 78229

Attention: Legal Dept. Methodist Healthcare System of San Antonio, LTD 8109 Fredericksburg Rd. San Antonio, TX 78229

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ARTICLE XX. TERMINATION AS A RESULT OF DEATH OR DISABILITY

Provided that Tenant is a solo practitioner or a professional corporation with one shareholder, and provided that Tenant, at the time of such practitioner’s or shareholder’s death or “permanent disability” (as hereinafter defined), is not in default under any term or condition of this Lease, Tenant or the legal representative of his/her estate shall have the right to terminate this Lease; provided that Tenant or such legal representative pays Landlord a sum equal to two months Base Rent as consideration for such termination (the “Termination Fee”). In either such event, notice of termination being given as a result of death or permanent disability shall be effective only if it is in writing, and if accompanied by payment of the Termination Fee and satisfactory documentation of any permanent disability. However, this Lease shall remain in effect and Tenant and his/her estate shall be liable for the Rent due under this Lease and the performance of Tenant’s other obligations under this Lease until the end of the calendar month in which such notice of termination and the Termination Fee are received by Landlord, or if later, the date that all of Tenant’s personal property, equipment and fixtures are removed from the Premises, as provided in Articles VI and XVI of the Lease.

“Permanent Disability” shall mean that such practitioner or shareholder is medically determined to be permanently unable to practice medicine as a result of a permanent physical disability.

If Tenant consists of two or more individual persons, a partnership, or a corporation with two or more shareholders, Landlord agrees to release from liability under this Lease any deceased or permanently disabled person or partner, or deceased or permanently disabled shareholder who has guaranteed this Lease; provided that the remaining person(s) who constitute Tenant, the remaining partners or the remaining shareholder(s), as the case may be, assume all liabilities and obligations from which such person has been released. Upon the occurrence of any such death or permanent disability, Tenant may give Landlord written notice, which shall include satisfactory evidence of any permanent disability, and such release shall be effective upon execution of appropriate release and assumption agreements by the parties.

ARTICLE XXI. MISCELLANEOUS PROVISIONS

(i) ATTORNEYS’ FEES. In the event that suit is brought by either party against the other for a breach of default under the terms of this Lease, the prevailing party shall be entitled to reasonable attorneys’ fees, which sum shall be fixed by the court.

(ii) TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

(iii) HEADINGS: CERTAIN DEFINITIONS. The article captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. The word “Term” as used herein, shall be deemed to include, where applicable, any extended or renewal term. The word “Landlord” means the owner of the Building from time to time, and in the event of any sole, conveyance or lease of the Building, the Landlord shall be released from all covenants and conditions as Landlord hereunder and without further agreement between the partners, the purchaser, lessee or other transferee of the Building shall be deemed to have assumed all covenants and conditions of Landlord hereunder. No consent of Tenant shall be required in the event of any such sale, conveyance or lease of the Building which is made subject to this Lease, or to any sale or conveyance of the Building pursuant to which Landlord leases the Building back from such purchaser or other transferee, in which case the Lease shall remain in full force and effect as a sublessee between Landlord, as sublessor and Tenant, as sublessee.

(iv) INCORPORATION OF PRIOR AGREEMENTS: AMENDMENTS. The Lease, the Addenda and the Exhibits attached hereto and Incorporated herein contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

(v) WAIVER OF SUBROGATION. Landlord and Tenant mutually waive any and all rights of recovery against one another based upon the negligence of either Landlord or Tenant or other agents or employees for real or personal property loss or damage occurring to the Premises or to the Building or any part thereof or any personal property located therein from perils which are able to be insured against in standard fire and extended coverage, vandalism and malicious mischief and sprinkler leakage insurance contracts (commonly referred to as “All Risk”), whether or not such insurance is actually carried.

(vi) WAIVER. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision Landlord’s consent or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by landlord. The subsequent acceptance of Rent shall not be deemed a waiver of any preceding breach by Tenant of any term, covenant or condition of the Lease, other than the failure of Tenant to pay the particular Rent so accepted.

(vii) QUIET ENJOYMENT. Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises throughout the Term, subject to the terms, conditions and limitations set forth in this Lease.

(viii) LATE CHARGE. If any monthly installment of Base Rent or Tenant’s Proportionate Share of Excess Operating Costs or any payment of Additional Rent is not paid within ten (10) days after such installment or payment is due and payable (the “Late Payment Date”), Tenant shall, upon demand, pay Landlord a late charge of 5% of the amount of such installment of payment. In addition, if any such past due installment of Base Rent or Tenant’s Proportionate Share of Excess Operating Costs or payment of Additional Rent is not paid within the 30 day period following the Late Payment Date or within any subsequent 30 day period, such past due installment or payment shall be subject to an additional late charge in the same amount for each such 30 day period until paid. Such late charge is to defray the administrative costs and inconvenience and other expenses which Landlord will incur on account of such delinquency. Any amounts payable to Landlord under this Lease, if not paid in full on or before the due date thereof, shall bear interest on the unpaid balance at the rate of interest (the “Interest Rate”) equal to the prime rate of interest as published by The Wall Street Journal from time to time, plus 4% per annum, with each change in such prime rate being effective on the date such change is published.

(ix) RELOCATION. Landlord shall have the right, upon not less than ninety (90) days prior written notice to Tenant, to relocate Tenant to other space designated by Landlord within the Building provided that: (1) Landlord shall pay all reasonable costs of such relocation, including, without limitation, moving costs, installation of telecommunication and computer lines, and printing costs for new stationery, (b) such relocation shall be performed on a weekend so as to minimize any interruption to tenant’s business, (c) the floor area of such relocation space shall be not less than the floor area of the Premises, and (d) the tenant finishes in such relocation space shall be comparable to the tenant finishes in the Premises prior to such relocation. Upon any such relocation, this Lease shall be deemed to be amended so as to change the location of the Premises to the relocation space and upon request by Landlord, Tenant shall execute an amendment to this Lease acknowledging such relocation.

(x) BINDING EFFECT. This Lease shall be binding upon, and inure to the benefit of the parties hereto, their heirs, successors, assigns, executors and administrators. However, nothing in this Article shall be deemed to amend the provisions of Article X on Assignment and Subletting.

(xi) GOVERNING LAW. This Lease shall be governed by the laws of the slate where the Building is located.

(xii) ADDENDA. Attached to this Lease are the following Addenda, which contain additional provisions that are incorporated into this Lease by reference as if set forth herein: Addendum A-Interior Improvements: Addendum B-interior Improvements Cost Estimate; Addendum C-Rules and Regulations; and Addendum D-Guaranty.

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(xiii) REGULATORY MATTERS. The parties are entering into this Lease with the intent of implementing the agreements contained herein in full compliance with applicable federal, state and local laws, including the Medicare/Medicaid Anti-Kickback statute and the Stark Law. The parties expressly agree that nothing contained in this Lease shall require either party to refer any patients to the other, or to any affiliate or subsidiary of the other

ARTICLE XXII. CONDITIONS PRECEDENT

Notwithstanding anything contained herein to the contrary, this Lease shall not be effective or legally binding upon the parties hereto until it has been reviewed and approved in writing, in accordance with Landlord’s approval guidelines, by Landlord’s Senior Real Estate Consultant, Corporate Real Estate.

IN WITNESS WHEREOF, the parties have duly executed this Lease the day and year first above written.

WITNESS:	TENANT:	San Antonio Specialty Hospital, LTD. d/b/a Life Care Hospitals of San Antonio

/s/ Kathy Alonzo
Kathy Alonzo
(Name-Please print)	BY:
/s/ Randell G. Stokes
	NAME:	Randell G. Stokes

(Name-Please print)	TITLE:	CEO

WITNESS:	LANDLORD:

/s/ Lita Day
Lita Day	Methodist Healthcare System Of San Antonio, LTD. d/b/a Physician’s Plaza
(Name-Please print)	BY:

/s/ Lita Day		/s/ James C. Scoggin
	NAME:	James C. Scoggin, Jr.

Lita Day
(Name-Please print)	TITLE:	Executive Vice President, MHS Landlord’s Representative

BY:
/s/ John E. Hombeak
	NAME:	John E. Hombeak
	TITLE:	Pres. & CEO, MHS Landlord’s Regional Representative

AMENDMENT TO MEDICAL OFFICE BUILDING LEASE

THIS AMENDMENT TO MEDICAL OFFICE BUILDING LEASE (this “Amendment”) is entered into as of the 6 day of November, 2003, by and between METHODIST HEALTHCARE SYSTEM OF SAN ANTONIO, LTD., D/B/A PHYSICIAN’S PLAZA I (“Landlord”) and SAN ANTONIO SPECIALTY HOSPITAL, LTD., D/B/A LIFECARE HOSPITALS OF SAN ANTONIO (‘Tenant”).

R E C I T A L S:

A. Landlord and Tenant are parties to that certain Medical Office Building Lease Agreement, dated Nov.12, 2003, for that certain suite number 620 in the Physician’s Plaza I (the “Lease”).

B. Landlord and Tenant desire to amend the Lease.

Now, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. TERM. Article I of the Lease is hereby deleted in its entirety and replaced with the following:

“The term of this Lease shall be for approximately forty six (46) months beginning on the “Commencement Date” (as defined hereinafter) and shall expire at 12:00 midnight on October 31, 2007. The term “Commencement Date” shall mean ten (10) days after Landlord notifies Tenant that Landlord has received a certificate of substantial completion from Landlord’s architect with respect to the Premises and a certificate of occupancy (or the local equivalent) for the Premises from the governmental authority with authority to issue such certificate in the jurisdiction in which the Premises are located. Landlord estimates that the Commencement Date will occur on or about January 1, 2004. “Lease Year” shall be defined as each twelve consecutive month period throughout the Term, beginning on the Commencement Date and each anniversary thereof.”

2. USE OF PREMISES. The first sentence of Article IV of the Lease is hereby deleted in its entirety and replaced with the following:

“The Premises shall continuously and at all times during the Term be used and occupied by Tenant for the purpose of supporting Tenant’s operation and maintenance of a healthcare facility.”

4. NOTICES. A new sentence is hereby added to Article XIX of the Lease as follows:

“In addition to sending notices to Tenant at the Building, a copy of all notices to Tenant shall be addressed to Tenant as follows:

LifeCare Hospitals of San Antonio 8038 Wurzbach Road, Suite 600 San Antonio, Texas 78229
Attention:	Administrator - LifeCare Hospitals of San Antonio
Facsimile:	210.575.8041

with a copy to:

LifeCare Management Services, L.L.C. 5700 Tennyson Parkway, Suite 550 Plano, Texas 75024
Attention:	Vice President - Administration
Facsimile:	469.241.2199”

5. RELOCATION. Article XXI section (ix) regarding relocation is hereby deleted in its entirety.

6. CONFLICT. In the event of any conflict between the provisions of the Lease and this Amendment, the provisions of this Amendment shall prevail. Otherwise, the terms of the Lease shall remain in full force and effect.

7. TENANT IMPROVEMENT ALLOWANCE. IT IS MUTUALLY AGREED BY LANDLORD AND TENANT THAT THE TENANT IMPROVEMENT ALLOWANCE ON ADDENDUM A OF SAID LEASE SHALL BE ADJUSTED TO THE LENGTH OF TERM ACCORDING TO THE LEASE. THEREFORE, SUITE 620 LENGTH OF TERM BEING 46 MONTHS IS ALLOCATED $3.83 PER USF. THE SUITE HAVING 595 USF THUS WILL HAVE A TENANT IMPROVEMENT ALLOWANCE OF $2,278.85.

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AMENDMENT TO MEDICAL OFFICE BUILDING LEASE	PAGE 2

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective as of the date set forth above.

TENANT:

SAN ANTONIO SPECIALTY HOSPITAL, LTD., a Texas limited partnership d/b/a LifeCare Hospitals of San Antonio

By:	LIFECARE HOLDING COMPANY OF TEXAS, L.L.C., a Nevada limited liability company, its general partner

	By:	/s/ Randell G. Stokes
	Title:	CEO
Printed Name: Randell G. Stokes

LANDLORD:

METHODIST HEALTHCARE SYSTEM OF SAN ANTONIO, LTD., D/B/A PHYSICIAN’S PLAZA I

By:	/s/ James C. Scoggin
James C. Scoggin, Jr. Executive Vice President, MHS Landlord’s Representative

By:	/s/ John E. Hornbeak
John E. Hornbeak President & CEO, MHS Landlord’s Regional Representative

AMENDMENT TO MEDICAL OFFICE BUILDING LEASE	PAGE 3